Exhibit 99.1
Veritone Announces VDR Contract Wins with Leading Hyperscalers and Updates Q3 Financial Outlook
– New Contracts Establish Veritone Data Refinery, Powered by aiWARE™, as a Market-Leading Solution in Unstructured AI Training Data, with Increased Pipeline and Bookings to Nearly $40 million to Date –
– Announces Preliminary, Unaudited Results for Q3 2025 –
IRVINE, CA -- October 14, 2025 -- Veritone, Inc. (NASDAQ: VERI), a leader in building human-centered enterprise AI solutions, today announced major contract wins to deploy its Veritone Data Refinery (VDR) product offering with leading hyperscalers and announced preliminary, unaudited results for Q3 2025.
Veritone’s VDR solution is now being deployed across a rapidly expanding roster of hyperscalers and venture-backed model developers. These partnerships underscore Veritone’s accelerated momentum in enabling the largest enterprises and model developers to transform proprietary, unstructured data into actionable, license-ready intelligence that fuels cognitive and generative AI development.
Data sits at the core of the artificial intelligence revolution, yet AI is simultaneously transforming the market for data itself. According to NVIDIA and the Wall Street Journal, investors, corporations, and sovereign states are investing trillions into the infrastructure required to run ever-larger AI systems, and this rapid build-out has triggered a surge in demand for high-quality training data, resulting in a significant opportunity for companies to unlock significant economic value from data assets once treated as byproducts.
AI systems are often framed around three essential inputs: power, compute, and data. Power represents the vast electricity needs of data centers; compute refers to the advanced chips driving trillions of operations per second; and data provides the raw material for training intelligent models. Among these, data is the least visible and least discussed. Unlike semiconductors or server farms, data cannot be touched or easily measured — yet, it is increasingly the most strategic and scarce resource in the AI economy. The imbalance is pushing hyperscalers, model labs, and investors to pay premiums for unique datasets, specifically unstructured video and audio datasets. Proprietary rights holders who have historically kept data archives dormant now have a meaningful opportunity to monetize them.
“Veritone is emerging as a critical partner to many global hyperscalers and the next generation of AI model developers,” said Ryan Steelberg, President and Chief Executive Officer of Veritone. “We believe our VDR solution uniquely positions us to serve this fast-growing market, converting massive volumes of video, audio, and text into centralized license-ready datasets for proprietary applications and external AI model training alike. We’re proud to see the industry increasingly recognize Veritone as a trusted partner for the unstructured training data ecosystem, and we are firmly on track to have formalized partnerships with nearly every major hyperscaler by the end of 2025.”
With these recent VDR contract wins, Veritone’s near-time VDR pipeline and recent bookings total nearly $40 million, an increase of 100% from August 2025, including both commercial and public sector customers.
Announcing Preliminary, Unaudited Results for Q3
Management is announcing certain preliminary, unaudited financial results for Q3:
•Revenue in Q3 2025 between $28.5 million to $28.7 million, representing an increase of 30.5% at the midpoint from Q3 2024; and
•Non-GAAP Net Loss in Q3 2025 between $5.5 million to $6.0 million, representing a 48.2% increase from the midpoint as compared to Non-GAAP Net Loss from continuing operations in Q3 2024.
The above financial results for Q3 2025 are preliminary, unaudited estimates and are subject to change until the filing of the Company’s Form 10-Q for the quarter ended September 30, 2025. The Company is currently finalizing its third quarter 2025 results and, as a result, these preliminary estimates are based solely on information available to management as of the date of this press release. The Company’s actual results may differ from these estimates due to the completion of its quarter-end closing procedures, final adjustments and developments that may arise or information that may become available between now and the time the Company’s financial results are finalized and included in its Form 10-Q for the quarter ended September 30, 2025. The preliminary, unaudited financial results do not present all necessary information for a complete understanding of the Company’s financial condition as of September 30, 2025, or its results of operations for the quarter and nine months ended September 30, 2025, and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

Q3 2025 Earnings
Veritone will hold a conference call on Thursday, November 6, 2025, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), to discuss its results for the third quarter 2025, provide an update on the business and conduct a question-and-answer session.
About the Presentation of Supplemental Non-GAAP Financial Information
In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with non-GAAP net loss.
Non-GAAP net loss is the Company’s net loss, adjusted to exclude net loss from discontinued operations, net of income taxes, interest expense, net, income taxes, depreciation and amortization, stock-based compensation, change in fair value of earnout receivable, contingent purchase compensation expense, foreign currency impact and other, acquisition and due diligence costs, (gain) loss on asset disposition, severance and executive transition costs, other non-recurring items, and non-GAAP net loss from discontinued operations.
Reconciliations of non-GAAP net loss to the most closely comparable GAAP financial measure, including a breakdown of the excluded items noted above, is included below. Non-GAAP net loss is not calculated and presented in accordance with GAAP and should not be considered as an alternative to net income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity.
The Company has provided this non-GAAP financial measure because management believes such information to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting, budgeting and measuring annual bonus compensation targets for executive personnel, including the Company’s named executive officers. Non-GAAP net income (loss) provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of items that are often unrelated to overall operating performance. Other companies (including the Company’s competitors) may define this non-GAAP financial measure differently. This non-GAAP financial measure may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider this non-GAAP financial measure in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.
About Veritone
Veritone (NASDAQ: VERI) builds human-centered enterprise AI solutions. Serving customers in the media, entertainment, public sector and talent acquisition industries, Veritone’s software and services empower individuals at the world’s largest and most recognizable brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models, transforming data sources into actionable intelligence. By blending human expertise with AI technology, Veritone advances human potential to help organizations solve problems and achieve more than ever before, enhancing lives everywhere. To learn more, visit Veritone.com.

Safe Harbor Statement
This news release contains forward-looking statements, including without limitation, statements regarding our expected total revenue and non-GAAP net loss for Q3 2025 and for full year 2025, the performance, function and momentum of our Veritone Data Refinery solution, as well as customer acquisition and customer transaction pipelines related thereto, our expected partnerships by the end of 2025 and our reputation in the unstructured training data ecosystem. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “outlook,” “should,” “could,” “estimate,” “confident” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, expectations, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things: the finalization of our quarter-end results, our ability to continue as a going concern, including our ability to service our debt obligations as they come due over the next twelve months and beyond; our ability to repay or refinance our debt prior to its scheduled maturity; our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our requirements for additional capital and liquidity to support our operations, our business growth, service our debt obligations and refinance maturing debt obligations, and the availability of such capital on acceptable terms, if at all; our ability to manage, and obtain the benefits from, our cost reduction efforts; our reliance upon a limited number of key customers for a significant portion of our revenue, and the corresponding risk of declines in key customers’ usage of our products and other offerings; our ability to realize the intended benefits of our acquisitions, sales, divestitures, and other existing or planned cost-saving measures, including the sale of our full service advertising agency, Veritone One, LLC, and our ability to successfully integrate our acquisition of Broadbean; our identification of existing material weaknesses in our internal control over financial reporting and plans for remediation; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; our expectations with respect to the future performance of our products, such as Intelligent Digital Evidence Management System and VDR, including as drivers of future growth; actions by our competitors, partners and others that may block us from using third party technologies in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate such technologies into our platform; interruptions, performance problems or security issues with our technology and infrastructure, or that of third parties with whom we work; the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including the Russia-Ukraine conflict, the Israel-Hamas war and conflict in the surrounding regions, financial instability, inflation and the responses by central banking authorities to control inflation, monetary supply shifts, high interest rates, the imposition of tariffs, trade tensions, and global trade disputes, and the threat of recession in the United States and around the world on our business and our existing and potential customers; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Certain of these judgments and risks are discussed in more detail in our most recently-filed Annual Report on Form 10-K, and our Quarterly Reports on Form 10-Q and other periodic reports filed from time to time with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. The forward-looking statements contained herein reflect our beliefs, estimates and predictions as of the date hereof, and we undertake no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.
Contacts:
Company:
Mike Zemetra
Chief Financial Officer
Veritone, Inc.
investors@veritone.com
Investor Relations:
Cate Goldsmith
Prosek Partners
914-815-7678
cgoldsmith@prosek.com

Veritone, Inc.
Reconciliation of Expected Non-GAAP Net Loss Range to Expected GAAP Net Loss Range (unaudited)
(in millions)

	Three Months Ended	Nine Months Ended
	September 30, 2025	September 30, 2025
Net loss	$(29.3) to $(19.3)	$(76.0) to $(66.0)
Interest expense, net	$2.9	$9.0
Income taxes	$1.0 to $—	$1.6 to $0.6
Depreciation and amortization	$7.4	$21.5
Stock-based compensation expense	$1.6	$5.1
Change in fair value of earnout receivable	$8.0 to $—	$7.2 to $(0.8)
Contingent purchase compensation expense	$0.1	$0.3
Foreign currency impact and other	$0.1	$(0.1)
Acquisition and due diligence costs	$—	$0.9
Severance and executive transition costs	$0.2	$1.7
Other non-recurring items	$2.0 to $1.5	$3.0 to $2.5
Non-GAAP net loss	$(6.0) to $(5.5)	$(25.8) to $(25.3)
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